UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 9, 2025

APPLE iSPORTS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-32389	88-0126444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Spectrum Center, Suite 900 Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 247-4210

(Former name or former address, if changed since the last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry Into Material Definitive Agreement.

On January 9, 2025 (“Effective Date”), Apple iSports Group, Inc. (the “Company”) and Cres Pty Ltd atf Cres Discretionary Trust No 2., an Australian trust (“Cres Pty Ltd”) and the Company’s largest shareholder, entered into a Loan Conversion Agreement pursuant to which Cres converted and discharged certain outstanding loans to the Company in exchange for certain shares of the Company’s common stock. The amounts of the loan converted by Cres Pty Ltd and the shares of common stock issued to Cres Pty Ltd are as follows:

Amount Discharged by	Amount of Common Stock Issued to
Cres Pty Ltd	Cres Pty Ltd in Exchange

$2,807,760	11,231,040 shares

The discharge of the amount set forth above, which includes any accrued and unpaid interest, is effective as of the Effective Date. In addition, as of the Effective Date, Cres Pty Ltd shall be deemed the owner of the common stock of the Company set forth above. Cres Pty Ltd forever waived and discharged any and all claims, demands and actions with respect to the amount set forth above.

Immediately prior to the transaction, Cres Pty Ltd owned 79,177,501 shares of common stock of the Company or 38% of the total issued and outstanding shares of common stock. Immediately after the transaction, Cres Pty Ltd owned 90,408,541 shares of common stock of the Company or 41% of the total issued and outstanding shares of common stock. There were no shares of preferred stock issued and outstanding prior to or after the transaction.

The Loan Conversion Agreement is attached hereto as Exhibit 10.3. The descriptions of the Loan Conversion Agreement are not complete, and are qualified in their entirety by reference to the respective agreement which is filed as an exhibit hereto and incorporated herein.

After giving effect to the above described transaction, a total of 219,715,851 shares of the Company’s common stock and no shares of preferred stock are issued outstanding. Immediately prior to the transaction there were 208,484,811shares of common stock and no shares of preferred stock issued and outstanding.

The following table gives effect to the transaction and lists, as of the date of this report, the number of shares of the Company’s common stock that are beneficially owned by Cres Pty Ltd and related parties. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

As of the date of this report, the total authorized shares of common stock and preferred stock of the Company are 500,000,000 and 10,000,00, respectively.

Name of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class

Marino Sussich (1)	97,172,350	44.2%

Cres Pty Ltd atf Cres Discretionary Trust No 2.	90,408,541	41.1%

(1)

Share amount represent 123,970,000 shares of common stock held by Cres Pty Ltd atf Cres Discretionary Trust No. 2, an Australian trust, 6,563,809 shares of common stock held by Copper Hill Assets Inc., a British Virgin Island company and 200,000 shares held by Apple iSports Investment Group Pty Ltd., an Australian company. Mr. Sussich is the controlling party of each the three named entities. His address is the address of the Company.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

10.15	Loan Conversion Agreement dated January 9, 2025 by and between Apple iSports Group, Inc. and Cres Pty Ltd atf Cres Discretionary Trust No. 2.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple iSports Group, Inc. (Registrant)

Date: January 15, 2025	By:	/s/ Joe Martinez
Joe Martinez Chief Executive Officer

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